Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of PIMCO Municipal Income Fund II
PIMCO California Municipal Income Fund II and
PIMCO New York Municipal Income Fund II

In planning and performing our audit of
the financial statements of PIMCO Municipal Income
 Fund II PIMCO California Municipal Income Fund II and PIMCO New York Municipal Income Fund II
the Funds for the year ended May 31 2004 we considered their internal control including control activities for safeguarding securities in order to determine our auditing procedures for
 the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control.
 In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition use or disposition.

Because of inherent limitations in internal control errors or fraud may occur and not be detected.
 Also projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of
 changes in conditions or that the effectiveness of their design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board United States. A material weakness is a condition in which the design or operation of one or more of the internal control
components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
 However we noted no matters involving internal control and their operation including controls for safeguarding securities that we consider to be material weaknesses as defined above as of May 31 2004.
This report is intended solely for the information and use of the Board of Trustees management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
July 26 2004